UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2019

Gulf Coast Ultra Deep Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	001-36386	46-6448579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as trustee
601 Travis Street, 16th Floor
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (512) 236-6599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 5, 2019, McMoRan Oil & Gas LLC, a Delaware limited liability company (“McMoRan”), completed the sale of all of its rights, title and interest in and to the onshore Highlander subject interest (“Highlander”) pursuant to a purchase and sale agreement with Highlander Oil & Gas Assets LLC, a Delaware limited liability company (“Purchaser”). Highlander was sold subject to the overriding royalty interest in future production held by Gulf Coast Ultra Deep Royalty Trust (the “Royalty Trust”) and is the only producing subject interest in which the Royalty Trust holds an overriding royalty interest. Upon completion of the sale, Purchaser has a 72 percent working interest and an approximate 49 percent net revenue interest in Highlander. The Royalty Trust continues to hold a 3.6 percent overriding royalty interest in Highlander. McMoRan will remain operator of Highlander during a transition period until Purchaser qualifies and is designated as operator, which is expected to occur on or before May 31, 2019.

In accordance with the terms of the Amended and Restated Royalty Trust Agreement dated June 3, 2013, The Bank of New York Mellon Trust Company, N.A., the trustee of the Royalty Trust, was notified of the sale of Highlander promptly after completion of the sale. All information in this Form 8-K was provided to the Trustee by McMoRan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Coast Ultra Deep Royalty Trust
	By:	The Bank of New York Mellon
Trust Company, N.A., as Trustee

		By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President

Date: February 11, 2019